Bank of America 1Q17 Financial Results April 18, 2017

1Q17 Highlights • Generated net income of $4.9B, up 40% from 1Q16 and earnings per diluted common share of $0.41, up 46% from 1Q16 • Solid revenue growth, up 7% from 1Q16 – Net interest income increased 5% to $11.1B ($11.3B FTE 1) – Sales and trading revenue grew 13% to $3.9B • Excluding net debit valuation adjustments (DVA), sales and trading revenue increased 23% to $4.0B 2 – Net investment banking fees rose 37% to $1.6B • Good client balance growth across the franchise – Average deposits grew 5% from 1Q16 – Average loans and leases in business segments grew 6% from 1Q16 – Nearly $2.6T in wealth management client balances with long-term AUM flows of $29B in 1Q17 • Positive operating leverage across each business segment versus 1Q16 3, reflecting solid revenue growth coupled with expense management • Asset quality remains strong • Returned nearly 70% of 1Q17 earnings through common dividends and net share repurchases ____________________ 1 Fully taxable equivalent basis (FTE). Represents a non-GAAP financial measure. See slide 27 for important presentation information. 2 Represents a non-GAAP financial measure; see note D on slide 25. See also slide 27 for important presentation information. 3 Operating leverage calculated as the year-over-year percent change in revenue, net of interest expense, less the percent change in noninterest expense. 2

1Q17 Results 3 ____________________ Note: Amounts may not total due to rounding. 1 Reported on a GAAP basis. On an FTE basis, revenue of $22.4B, $20.2B and $21.0B in 1Q17, 4Q16 and 1Q16, respectively, and efficiency ratio of 66%, 65% and 71% in 1Q17, 4Q16 and 1Q16, respectively. For important presentation information, see slide 27. 2 Represents a non-GAAP financial measure. For important presentation information, see slide 27. $ in billions, except per share data Summary Income Statement Total revenue, net of interest expense 1 $22.2 $2.3 $1.5 Noninterest expense 14.8 1.7 0.0 Provision for credit losses 0.8 0.1 (0.2) Pre-tax income 6.6 0.5 1.6 Net income 4.9 0.2 1.4 Diluted earnings per common share $0.41 $0.01 $0.13 Average diluted common shares (in billions) 10.91 (0.04) (0.19) Return Metrics Return on average assets 0.88% 0.85% 0.64 % Return on average common shareholders' equity 7.3 7.0 5.1 Return on average tangible common shareholders' equity 2 10.3 9.9 7.3 Efficiency ratio 1 67 66 71 Inc / (Dec) 1Q17 4Q16 1Q16 1Q17 4Q16 1Q16 7% operating leverage YoY

____________________ Note: Amounts may not total due to rounding. Revenue growth in business segments shown on FTE basis. 1 GWIM defined as Global Wealth & Investment Management. 2 Expense growth of 2% adjusted to exclude litigation expense. Global Markets recorded net litigation expense of $0.1B in 1Q17 versus a recovery of $0.2B in 1Q16. Represents a non-GAAP financial measure. See slide 27 for important presentation information. Business Segment Operating Leverage (YoY) Revenue: +7% Expense: (11%) Total Corporation 7% Revenue Growth and 0% Expense Growth = 7% Operating Leverage Positive Operating Leverage Driving Results 5% (3%) Revenue growth Expense reduction 3% 2% Revenue growth Expense growth 11% (1%) Revenue growth Expense reduction 19% 13% Revenue growth Expense growth Consumer Banking: +8% GWIM: +1% 1 Global Banking: +12% Global Markets: +7% 4 Adjusted 2 2%

$1.8 $0.7 $1.1 $1.0 ($1.1) $1.9 $0.8 $1.7 $1.3 ($0.8) Consumer Banking GWIM Global Banking Global Markets All Other 1Q16 1Q17 1Q17 ROAAC 1 22% 18% 15%21% Business Results 5 Net Income (Loss) ($B) ____________________ Note: Amounts may not total due to rounding. 1 ROAAC defined as return on average allocated capital. 2 FTE basis. Efficiency ratio 2 73% 44% 59%53% +7% +4% +58% +33% +24%

Balance Sheet, Liquidity and Capital Highlights

$ in billions, except per share data	1Q17	4Q16	1Q16
Balance Sheet (end of period balances)			
Total assets	$2,247.7	$2,187.7	$2,185.7
Total loans and leases [1]	906.2	906.7	901.1
Including non-U.S. consumer credit card	915.7	915.9	901.1
Total deposits	1,272.1	1,260.9	1,217.3
Funding & Liquidity			
Long-term debt	$221.4	$216.8	$232.8
Global Liquidity Sources [2]	519	499	525
Time to Required Funding (in months) [2]	40	35	36
Equity			
Common shareholders' equity	$242.9	$241.6	$238.7
Common equity ratio	10.8 %	11.0 %	10.9 %
Tangible common shareholders' equity [3]	$171.9	$170.4	$167.0
Tangible common equity ratio [3]	7.9 %	8.1 %	7.9 %
Per Share Data			
Book value per common share	$24.36	$24.04	$23.14
Tangible book value per common share [3]	17.23	16.95	16.19
Common shares outstanding (in billions)	9.97	10.05	10.31

$ in billions	1Q17	4Q16	1Q16
Basel 3 Transition (as reported) [4, 5]			
Common equity tier 1 capital	$167.4	$168.9	$162.7
Risk-weighted assets	1,517	1,530	1,587
CET1 ratio	11.0 %	11.0 %	10.3 %
Basel 3 Fully Phased-in [4, 6]			
Common equity tier 1 capital	$164.3	$162.7	$157.5
Standardized approach			
Risk-weighted assets	1,416	1,417	1,426
CET1 ratio	11.6 %	11.5 %	11.0 %
Advanced approaches			
Risk-weighted assets	$1,498	$1,512	$1,557
CET1 ratio	11.0 %	10.8 %	10.1 %
Supplementary leverage ratios (SLR) [2]			
Bank holding company SLR	7.0 %	6.9 %	6.8 %
Bank SLR	7.2	7.3	7.4

[1] End of period loans and leases for 1Q17 and 4Q16 exclude $9.5B and $9.2B of non-U.S. consumer credit card loans, which are included in assets of business held for sale on the consolidated balance sheet, beginning in 4Q16.
[2] See notes A, B and C on slide 25 for definitions of Global Liquidity Sources, Time to Required Funding and Supplementary Leverage Ratio, respectively.
[3] Represents a non-GAAP financial measure. For important presentation information, see slide 27.
[4] Regulatory capital ratios as of March 31, 2017 are preliminary. Common equity tier 1 (CET1) capital, risk-weighted assets (RWA) and CET1 ratio as shown on a fully phased-in basis are non-GAAP financial measures. For important presentation information, see slide 27. For a reconciliation of CET1 transition to fully phased-in, see slide 24.
[5] Bank of America reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which is the Advanced approaches for the periods presented.
[6] Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal models methodology (IMM) for calculating counterparty credit risk regulatory capital for derivatives. As of March 31, 2017, we did not have regulatory approval of the IMM model.

Bank of America 6

Loans & Leases and Deposits ____________________ Note: Amounts may not total due to rounding. 1 1Q17 and 4Q16 include $9.4B and $9.1B of non-U.S. consumer credit card loans, which are included in assets of business held for sale on the consolidated balance sheet at March 31, 2017 and December 31, 2016. $893 $900 $901 $908 $914 $0 $250 $500 $750 $1,000 1Q16 2Q16 3Q16 4Q16 1Q17 578 596 606 618 636 260 255 254 257 257 297 299 306 314 304 63 63 61 62 60 $1,198 $1,213 $1,227 $1,251 $1,257 $0 $350 $700 $1,050 $1,400 1Q16 2Q16 3Q16 4Q16 1Q17 Consumer Banking GWIM Global Banking Other (GM and All Other) YoY +5% 238 243 249 254 258 139 141 143 146 148 329 334 334 338 343 69 70 69 71 70 $775 $788 $795 $808 $819 $0 $300 $600 $900 1Q16 2Q16 3Q16 4Q16 1Q17 Consumer Banking GWIM Global Banking Global Markets YoY +6% 87 82 77 73 69 21 20 19 18 17 10 10 9 9 9 $118 $112 $105 $100 $95 $0 $50 $100 $150 1Q16 2Q16 3Q16 4Q16 1Q17 Residential mortgage Home equity Non-U.S. credit card Other YoY -20% Average Total Loans & Leases ($B) 1 Average Loans & Leases in All Other ($B) 1 Average Total Deposits ($B)Average Loans & Leases in Business Segments ($B) 7 YoY +2%

$1,068 $985 $888 $880 $934 0.48% 0.44% 0.40% 0.39% 0.42% 0.0% 0.5% 1.0% $0 $300 $600 $900 $1,200 1Q16 2Q16 3Q16 4Q16 1Q17 Net charge-offs Net charge-off ratio ____________________ 1 Excludes loans measured at fair value. 2 Excluding non-U.S. consumer credit card allowance of $242MM and loans of $9.5B at March 31, 2017, 1Q17 allowance for loan and lease losses would be $11.1B and allowance as a percentage of ending loans would be 1.24%. Asset Quality 8 Net Charge-offs ($MM) Provision for Credit Losses ($MM) $997 $976 $850 $774 $835 $0 $300 $600 $900 $1,200 1Q16 2Q16 3Q16 4Q16 1Q17 • Total net charge-offs of $934MM increased $54MM from 4Q16 – Increase driven by consumer due to seasonally higher credit card losses, while commercial charge-offs were relatively flat • Net charge-off ratio increased modestly from 4Q16 to 0.42%, but declined from 1Q16 • Provision expense of $835MM increased $61MM from 4Q16, driven primarily by consumer – Net reserve release of $99MM in 1Q17 versus $106MM in 4Q16, reflecting continued improvements in consumer real estate and energy exposures • Allowance for loan and lease losses of $11.4B, which represents 1.25% of total loans and leases 1, 2 • Nonperforming loans (NPLs) decreased $433MM from 4Q16, driven primarily by consumer NPL sales • Reservable criticized utilized exposure decreased $252MM from 4Q16, due to improvements in energy-related exposures

Asset Quality – Consumer and Commercial Portfolios 9 Consumer Net Charge-offs ($MM) $917 $849 $778 $775 $827 0.82% 0.76% 0.69% 0.68% 0.74% 0.0% 0.5% 1.0% 1.5% 2.0% $0 $300 $600 $900 $1,200 1Q16 2Q16 3Q16 4Q16 1Q17 Credit card Other Net charge-off ratio ____________________ 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. 3 Excluding non-U.S. consumer credit card allowance of $242MM and $243MM, and loans of $9.5B and $9.2B at March 31, 2017 and December 31, 2016, 1Q17 and 4Q16 consumer allowance for loan and lease losses would be $5,894MM and $5,979MM, consumer allowance as a percentage of ending loans would be 1.33% and 1.34%, and consumer allowance coverage of annualized net charge-offs would be 1.86x and 1.94x. Consumer Asset Quality Metrics ($MM) 1Q17 4Q16 1Q16 Provis ion $772 $728 $402 Nonperforming loans and leases 5,546 6,004 7,247 % of loans and leases 1 1.23% 1.32% 1.62 % Consumer 30+ days performing past due $9,451 $10,945 $12,010 Ful ly-insured 2 5,531 6,397 8,207 Non ful ly-insured 3,920 4,548 3,803 Al lowance for loans and leases 3 6,136 6,222 6,758 % of loans and leases 1 1.36% 1.36% 1.51% # times annual ized NCOs 1.83 x 2.02 x 1.83 x Commercial Net Charge-offs ($MM) $151 $136 $110 $105 $107 0.14% 0.12% 0.10% 0.09% 0.10% 0.0% 0.1% 0.2% 0.3% 0.4% $0 $50 $100 $150 $200 1Q16 2Q16 3Q16 4Q16 1Q17 C&I Small business and other Net charge-off ratio Commercial Asset Quality Metrics ($MM) 1Q17 4Q16 1Q16 Provis ion $63 $46 $595 Reservable cri ticized uti l i zed exposure 16,068 16,320 18,577 Nonperforming loans and leases 1,728 1,703 1,603 % of loans and leases 1 0.38% 0.38% 0.36 % Al lowance for loans and leases $5,218 $5,258 $5,311 % of loans and leases 1 1.14% 1.16% 1.19%

Net Interest Income 10 • Net interest income of $11.1B ($11.3B FTE 1); increased $729MM (FTE basis) from 4Q16 – Increase reflects the benefits from higher interest rates, a decline in market-related hedge ineffectiveness, seasonal leasing benefits as well as loan growth, partially offset by two fewer interest accrual days – Net interest yield increased to 2.39% • Expect NII to increase in 2Q17, assuming rates remain at current levels and modest growth in loans and deposits • We remain positioned for NII to benefit as rates move higher – +100bps parallel shift in interest rate yield curve is estimated to benefit NII by $3.3B over the next 12 months, with nearly 75% of the benefit driven by short-end rates 2 ____________________ 1 Represents a non-GAAP financial measure. For important presentation information, see slide 27. 2 NII asset sensitivity represents banking book positions. Net Interest Income (FTE, $B) 1 $10.5 $10.1 $10.2 $10.3 $11.1 $10.7 $10.3 $10.4 $10.5 $11.3 $0 $2 $4 $6 $8 $10 $12 1Q16 2Q16 3Q16 4Q16 1Q17 Net interest income (GAAP) FTE adjustment 2.33% 2.23% 2.23% 2.23% 2.39% 1% 2% 3% 1Q16 2Q16 3Q16 4Q16 1Q17 Net Interest Yield (FTE) 1

Expense Highlights ____________________ Note: Amounts may not total due to rounding. 1 Litigation expense of $274MM in 1Q17 and $388MM in 1Q16. 2 Adjusted 1Q17 noninterest expense to exclude 3/4ths of the $1.4B expense associated with annual retirement-eligible incentives and seasonally elevated payroll taxes. Represents a non-GAAP financial measure. See note F on slide 25 for reconciliation and see slide 27 for important presentation information. • Total noninterest expense of $14.8B was flat versus 1Q16, reflecting broad-based reductions in operating and support costs, offset by elevated compensation costs and higher FDIC expense • Non-personnel costs decreased 5%, or $0.3B, from 1Q16, driven by declines across most categories, including litigation 1, partially offset by higher FDIC insurance expense • Personnel expense increased 3%, or $0.3B, from 1Q16, and included $0.5B elevated expenses associated with: ― Annual retirement-eligible incentives and seasonally elevated payroll tax costs of $1.4B (up $0.1B) ― Higher incentive costs due to the impact of changes in share price on employee stock awards (up $0.2B) ― Increased revenue-related incentives associated with growth across GWIM, Global Banking and Global Markets (up $0.2B) • Efficiency ratio improved ~450bps from 1Q16 to 67% ― Assuming the annual retirement-eligible incentives and seasonally elevated payroll tax costs were allocated evenly throughout the year, the efficiency ratio would have been 62% in 1Q17 2 • FTE headcount of 209K, down 2% from 1Q16, driven by reductions in support and operations Noninterest Expense ($B) 11 8.9 7.7 7.7 7.3 9.2 6.0 5.8 5.8 5.8 5.7 $14.8 $13.5 $13.5 $13.2 $14.8 $0 $4 $8 $12 $16 1Q16 2Q16 3Q16 4Q16 1Q17 Personnel Non-personnel

Consumer Banking

$ in millions	1Q17	Inc/(Dec) 4Q16	1Q16
Net interest income [1]	$5,781	$316	$453
Noninterest income	2,503	(143)	(26)
Total revenue, net of interest expense [1]	8,284	173	427
Provision for credit losses	838	78	307
Noninterest expense	4,406	76	(132)
Pre-tax income [1]	3,040	19	252
Income tax expense [1]	1,146	45	122
Net income	$1,894	($26)	$130

Key Indicators ($ in billions)	1Q17	4Q16	1Q16
Average deposits	$635.6	$618.0	$578.2
Rate paid on deposits	0.03 %	0.04 %	0.04 %
Cost of deposits [2]	1.63	1.60	1.73
Average loans and leases	$257.9	$253.6	$237.9
Net charge-off ratio	1.21 %	1.15 %	1.25 %
Client brokerage assets	$153.8	$144.7	$126.9
Mobile banking active users (MM)	22.2	21.6	19.6
Number of financial centers	4,559	4,579	4,689
Combined credit / debit purchase volumes [3]	$125.9	$134.3	$120.3
Total U.S. consumer credit card risk-adjusted margin [3]	8.89 %	9.20 %	9.05 %
Return on average allocated capital	21	22	21
Allocated capital	$37	$34	$34
Efficiency ratio [1]	53 %	53 %	58 %

- Net income of $1.9B, up 7% from 1Q16; ROAAC of 21%
  - Pretax, pre-provision net revenue of $3.9B, up 17% [4]
- Revenue of $8.3B increased 5% from 1Q16
  - NII increased due to strong deposit growth
  - Noninterest income declined slightly, reflecting lower mortgage banking income and the absence of divestiture gains recorded in 1Q16, partially offset by higher service charges and card income
- Provision increased from 1Q16; net reserve increase of $66MM in 1Q17 versus net release of $208MM in 1Q16
  - Net charge-offs increased $33MM, driven primarily by higher credit card balances
- Noninterest expense decreased 3% from 1Q16, driven by improved operating efficiencies, partially offset by higher FDIC and litigation expense
  - Efficiency ratio improved to 53% from 58%
- Average deposits of $636B grew $57B, or 10%, from 1Q16
  - 50% of deposits in checking accounts; 89% primary accounts [5]
  - Average cost of deposits declined 10 bps to 1.63%
- Average loans and leases of $258B grew $20B, or 8%, from 1Q16
- Total mortgage production of $15.5B, down $0.9B from 1Q16 [6]
- Client brokerage assets of $154B grew $27B, or 21%, from 1Q16, driven by strong client flows and market performance; new accounts up 11%
- Combined debit and credit spending up 5% from 1Q16
- Mobile banking active users of 22.2MM, up 13% from 1Q16; 1 of 5 deposit transactions completed through mobile devices

[1] FTE basis.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits subsegment.
[3] Includes portfolios in Consumer Banking and GWIM.
[4] Represents a non-GAAP financial measure and is calculated as total revenue, net of interest expense (FTE basis), less noninterest expense. See slide 27 for important presentation information.
[5] Primary represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit.)
[6] Total mortgage production includes first mortgage and home equity originations in Consumer Banking and GWIM. Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit.

Bank of America
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Consumer Banking Trends 13 • #1 U.S. Retail Deposit Market Share 1 • #1 Home Equity Lender (Inside Mortgage Finance, 2016) • #2 bank for Retail Mortgage Origination Volume 2 • #3 in U.S. Credit Card Balances 2 • #1 in Prime Auto Credit distribution of new originations among peers 3 • #2 Small Business Lender (FDIC 3Q16) ____________________ Note: Amounts may not total due to rounding. 1 Source: June 2016 FDIC deposit data, adjusted to remove commercial balances. 2 Source: Competitor 4Q16 earnings releases. 3 Largest percentage of 740+ Scorex customers among key competitors as of January 2017. Source: Total Units Experian Autocount Risk Loan Analysis Scorex + (Loans, New & Used, Franchised Dealers). 4 FTE basis. Leading Consumer Franchise – 88% primary checking accounts 598 599 618 633 662 241 247 251 259 258 127 132 138 145 154 $965 $978 $1,007 $1,036 $1,074 $0 $300 $600 $900 $1,200 1Q16 2Q16 3Q16 4Q16 1Q17 Deposits Loans and leases Client brokerage assets Consumer Client Balances (EOP, $B) 5.3 5.2 5.3 5.5 5.8 2.5 2.6 2.7 2.6 2.5 $7.9 $7.8 $8.0 $8.1 $8.3 $0 $3 $6 $9 1Q16 2Q16 3Q16 4Q16 1Q17 Net interest income Noninterest income 84 84 85 86 87 45 48 49 50 51 48 48 47 45 44 43 46 50 54 59 18 18 18 18 18 $238 $243 $249 $254 $258 $0 $100 $200 $300 1Q16 2Q16 3Q16 4Q16 1Q17 U.S. consumer credit card Consumer vehicle lending Home equity Residential mortgage Other Average Loans and Leases ($B) $4.5 $4.4 $4.4 $4.3 $4.4 58% 57% 55% 53% 53% 40% 50% 60% 70% $0 $1 $2 $3 $4 $5 1Q16 2Q16 3Q16 4Q16 1Q17 Th o u sa n d s Noninterest expense Efficiency ratio Total Expense ($B) and Efficiency 4 4 Total Revenue ($B) 4 44

5 9 12 113 Financial center Phone ATM Digital Consumer Banking Digital Trends 32.6 33.0 33.7 33.8 34.5 19.6 20.2 21.3 21.6 22.2 0 10 20 30 40 1Q16 2Q16 3Q16 4Q16 1Q17 Digital banking users Mobile banking users % Digital Sales Active Digital Banking Users (MM) 263 289 343 317 355 0 100 200 300 400 1Q16 2Q16 3Q16 4Q16 1Q17 Th o u sa n d s • #1 in Online Banking Functionality 1 • #1 in Mobile Banking Functionality 2 • #1 in Digital Sales Functionality 3 • Launched Merrill Edge Guided Investing “MEGI” and enhanced P2P capabilities (“Zelle”) in 1Q17 • 8,500+ cardless-enabled ATMs (launched in 1Q16) Leading Digital Capabilities ____________________ 1 Source: Keynote, Online Banker Scorecard (December 2016). 2 Source: Forrester, U.S. Mobile Banking Functionality Benchmark (May 2016). 3 Source: Forrester, U.S. Bank Digital Sales Functionality Benchmark (December 2016). 4 Represents average number of weekly interactions by channel during 1Q17. Weekly Channel Usage (MM) 4 14 YoY +2% YoY -7% (mobile & online) 16% 17% 18% 19% 20% 0% 5% 10% 15% 20% 25% 1Q16 2Q16 3Q16 4Q16 1Q17 Digital Appointments (000’s) % Mobile Deposit Transactions 19% 18% 18% 20% 22% 0% 5% 10% 15% 20% 25% 1Q16 2Q16 3Q16 4Q16 1Q17

Global Wealth & Investment Management

$ in millions	1Q17	Inc/(Dec) 4Q16	1Q16
Net interest income [1]	$1,560	$111	$47
Noninterest income	3,032	104	76
Total revenue, net of interest expense [1]	4,592	215	123
Provision for credit losses	23	1	(2)
Noninterest expense	3,333	(26)	60
Pre-tax income [1]	1,236	240	65
Income tax expense [1]	466	104	36
Net income	$770	$136	$29

Key Indicators ($ in billions)	1Q17	4Q16	1Q16
Average deposits	$257.4	$256.6	$260.5
Average loans and leases	148.4	146.2	139.1
Net charge-off ratio	0.06 %	0.05 %	0.01 %
Long-term AUM flows	$29.2	$18.9	($0.6)
Pretax margin	27 %	23 %	26 %
Return on average allocated capital	22	19	23
Allocated capital	$14	$13	$13

- Net income of $0.8B, up 4% from 1Q16; ROAAC of 22%
  - Record pretax margin of 27%
- Revenue of $4.6B, up 3% from 1Q16, as higher asset management fees and NII more than offset lower transactional revenue
- Noninterest expense increased 2% from 1Q16, due to higher revenue-related incentives and FDIC expense, partially offset by lower support costs
- Wealth advisors remained flat compared to 1Q16 at 18,435 [2]
- Client balances of nearly $2.6T increased $77B, or 3%, from 4Q16, driven by higher market valuations and positive net flows
  - Long-term AUM flows of $29B reflected solid client activity as well as a shift from brokerage to AUM
- Average deposits of $257B declined 1% from 1Q16
- Average loans and leases of $148B increased 7% from 1Q16; 28th consecutive quarter of loan growth

[1] FTE basis.
[2] Includes financial advisors in Consumer Banking of 2,092 and 2,259 in 1Q17 and 1Q16.

Bank of America
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Global Wealth & Investment Management Trends 16 Market Share Positioning Average Loans and Leases ($B) Average Deposits ($B) • #1 U.S. wealth management market position across client assets, deposits and loans 1 • #1 in personal trust assets under management 2 • #1 in Barron’s U.S. high net worth client assets (2016) • #1 in Barron’s Top 1,200 ranked Financial Advisors (2017) and Top 100 Women Advisors (2016) 1,172 1,191 1,218 1,209 1,232 891 832 871 886 947 261 251 253 263 255143 146 148 151 152 $2,466 $2,419 $2,490 $2,509 $2,585 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 1Q16 2Q16 3Q16 4Q16 1Q17 Other Assets under management Deposits Loans and leases Client Balances (EOP, $B) 4 63 64 66 69 71 43 43 43 43 43 30 30 31 31 32 3 3 3 3 3 $139 $141 $143 $146 $148 $0 $50 $100 $150 1Q16 2Q16 3Q16 4Q16 1Q17 Consumer real estate Securities-based lending Structured lending Credit card / Other ____________________ Note: Amounts may not total due to rounding. 1 Source: Competitor 4Q16 earnings releases. 2 Source: FDIC, December 31, 2016. 3 FTE basis. 4 Other includes brokerage assets and assets in custody. Loans and leases include margin receivables which are classified in customer and other receivables on the consolidated balance sheet. Approximately $80B of BofA Global Capital Management’s AUM were sold in 2Q16. 2.0 2.0 2.1 2.1 2.2 0.9 1.0 0.9 0.8 0.9 1.5 1.4 1.4 1.4 1.6 $4.5 $4.4 $4.4 $4.4 $4.6 $0 $1 $2 $3 $4 $5 1Q16 2Q16 3Q16 4Q16 1Q17 Asset management fees Brokerage / Other Net interest income Revenue ($B) 3 $260 $255 $254 $257 $257 $0 $50 $100 $150 $200 $250 $300 1Q16 2Q16 3Q16 4Q16 1Q17 3

Global Banking

$ in millions	1Q17	Inc/(Dec) 4Q16	Inc/(Dec) 1Q16
Net interest income [1]	$2,774	$272	$229
Noninterest income [2]	2,181	149	272
Total revenue, net of interest expense [1,2]	4,955	421	501
Provision for credit losses	17	4	(536)
Noninterest expense	2,163	127	(11)
Pre-tax income [1]	2,775	290	1,048
Income tax expense [1]	1,046	140	411
Net income	$1,729	$150	$637

Selected Revenue Items ($ in millions)	1Q17	4Q16	1Q16
Total Corporation IB fees (excl. self-led) [2]	$1,584	$1,222	$1,153
Global Banking IB fees [2]	925	654	636
Business Lending revenue	2,247	2,123	2,160
Global Transaction Services revenue	1,701	1,683	1,604

Key Indicators ($ in billions)	1Q17	4Q16	1Q16
Average deposits	$304.1	$314.1	$297.1
Average loans and leases	342.9	337.8	328.6
Net charge-off ratio	0.06 %	0.06 %	0.13 %
Return on average allocated capital	18	17	12
Allocated capital	$40	$37	$37
Efficiency ratio [1]	44 %	45 %	49 %

- Net income of $1.7B increased 58% from 1Q16; ROAAC of 18%
- Revenue increased 11% from 1Q16 to a record of nearly $5B
  - NII increased due to loan and leasing related growth, partially offset by loan spread compression
  - Noninterest income increased driven by higher investment banking (IB) fees
- Total Corporation IB fees of $1.6B (excl. self-led) increased 37% from 1Q16, driven by higher debt and equity issuance fees and record M&A fees
  - Ranked #3 in global investment banking fees [3]
- Provision declined from 1Q16, driven by improvements in energy exposures
- Noninterest expense declined modestly versus 1Q16 as higher revenue-related incentives and increased FDIC expense were offset by lower operating costs
  - Efficiency ratio improved to 44% from 49%
- Average loans and leases of $343B increased 4% from 1Q16, driven by growth in C&I
  - Balances increased $5B, or 1.5%, versus 4Q16
- Average deposits of $304B grew 2% from 1Q16

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Ranking per Dealogic as of April 7, 2017 for the quarter ended March 31, 2017 based on volumes; excludes self-led deals.

Bank of America
17

Global Banking Trends 18 ____________________ Note: Amounts may not total due to rounding. 1 Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities. 2 FTE basis. 3 Advisory includes fees on debt and equity advisory and mergers and acquisitions. 78% 77% 76% 77% 77% 22% 23% 24% 23% 23% $297 $299 $306 $314 $304 $0 $50 $100 $150 $200 $250 $300 $350 1Q16 2Q16 3Q16 4Q16 1Q17 Noninterest-bearing Interest-bearing 669 889 908 810 926 188 232 261 183 312 346 333 328 262 405 (50) (46) (39) (33) (59) $1,153 $1,408 $1,458 $1,222 $1,584 1Q16 2Q16 3Q16 4Q16 1Q17 Debt Equity Advisory Self-led deals Total Corporation IB Fees ($MM) 1 • #1 U.S. Market Penetration for Large Corporate Banking, Cash Management and Trade Finance (Greenwich Associates, 2016) • Best Bank for Global Cash Management (The Banker, 2016) • Global Bank of the Year for Payments & Collections (Treasury Management International, 2016) • World’s Best Bank for Financing and Diversity (Euromoney, 2016) • Relationships with 80% of the Global Fortune 500; 96% of the U.S. Fortune 1,000 2.5 2.4 2.5 2.5 2.8 0.6 0.8 0.8 0.7 0.9 0.7 0.8 0.8 0.8 0.80.5 0.7 0.7 0.6 0.5 $4.5 $4.7 $4.7 $4.5 $5.0 $0 $2 $4 $6 1Q16 2Q16 3Q16 4Q16 1Q17 Net interest income IB fees Service charges All other income Revenue ($B) 1, 2 3 160 163 164 167 170 151 154 153 153 155 17 17 18 18 18 $329 $334 $334 $338 $343 $0 $50 $100 $150 $200 $250 $300 $350 1Q16 2Q16 3Q16 4Q16 1Q17 Commercial Corporate Business Banking 2 Average Deposits ($B) Business Leadership Average Loans and Leases ($B)

Global Markets

$ in millions	1Q17	Inc/(Dec) 4Q16	1Q16
Net interest income [1]	$1,049	($118)	($135)
Noninterest income [2]	3,659	1,353	892
Total revenue, net of interest expense [1,2]	4,708	1,235	757
Net DVA	*(130)*	*(29)*	*(284)*
Total revenue (excl. net DVA) [1,2,3]	*4,838*	*1,264*	*1,041*
Provision for credit losses	(17)	(25)	(26)
Noninterest expense	2,757	275	308
Pre-tax income [1]	1,968	985	475
Income tax expense [1]	671	346	151
Net income	$1,297	$639	$324
Net income (excl. net DVA) [3]	*$1,378*	*$657*	*$500*

Selected Revenue Items ($ in millions)	1Q17	4Q16	1Q16
Sales and trading revenue	$3,899	$2,811	$3,442
Sales and trading revenue (excl. net DVA) [3]	4,029	2,912	3,288
FICC (excl. net DVA)	2,930	1,964	2,265
Equities (excl. net DVA)	1,099	948	1,023
Global Markets IB fees [2]	666	554	494

Key Indicators ($ in billions)	1Q17	4Q16	1Q16
Average trading-related assets	$422.4	$417.2	$407.7
Average 99% VaR ($ in MM) [4]	38	36	42
Average loans and leases	70.1	70.6	69.3
Return on average allocated capital	15 %	7 %	11 %
Allocated capital	$35	$37	$37
Efficiency ratio [1]	59 %	71 %	62 %

- Net income of $1.3B in 1Q17; ROAAC of 15%
- Revenue, excluding net DVA, increased 27% from 1Q16 [3], driven primarily by improved sales and trading results and higher capital markets fees
- Sales and trading revenue of $3.9B, up 13% from 1Q16
  - FICC up 17% to $2.8B and Equities up 5% to $1.1B
- Excluding net DVA, sales and trading revenue of $4.0B [3] increased 23% from 1Q16
  - FICC revenue increased $0.7B, or 29%, from 1Q16, due to a more favorable market environment in credit-related products driving increased client activity
  - Equities revenue increased $0.1B, or 7%, from 1Q16, due to stronger performance internationally in derivatives and client financing on improved investor sentiment
- Noninterest expense increased $0.3B versus 1Q16, due primarily to the non-recurrence of a litigation recovery recorded in 1Q16
  - Excluding litigation, expense increased $54MM [5], or 2%, reflecting higher revenue-related expenses, partially offset by lower operating and support costs

[1] FTE basis.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Represents a non-GAAP financial measure; see note D on slide 25.
[4] See note E on slide 25 for definition of VaR.
[5] Represents a non-GAAP financial measure. Global Markets recorded net litigation expense of $0.1B in 1Q17 versus a recovery of $0.2B in 1Q16.

Bank of America 19

Global Markets Trends and Revenue Mix 20 2.3 2.0 2.9 1.0 0.9 1.1 $3.3 $2.9 $4.0 $0 $1 $2 $3 $4 $5 1Q16 4Q16 1Q17 FICC Equities $408 $417 $422 $42 $36 $38 $0 $25 $50 $75 $100 $0 $100 $200 $300 $400 $500 1Q16 4Q16 1Q17 Avg. trading-related assets Avg. VaR • #1 Global Research Firm for 6th consecutive year (Institutional Investor, 2016) • #1 All-Europe Research Team for 2nd consecutive year (Institutional Investor, 2017) • #2 All-America Fixed Income Sales Team (Institutional Investor, 2016) • #1 U.S. Investors Equity Trading Share Leader (Greenwich, 2016) • 2016 U.S. Fixed Income Quality Leader in Credit and Emerging Markets (Greenwich, 2016) • Equity Derivatives House of the Year (Risk Magazine, 2016) ____________________ Note: Amounts may not total due to rounding. 1 Represents a non-GAAP financial measure. Reported sales & trading revenue was $3.9B, $2.8B and $3.4B for 1Q17, 4Q16 and 1Q16, respectively. Reported FICC sales & trading revenue was $2.8B, $1.9B and $2.4B for 1Q17, 4Q16 and 1Q16, respectively. Reported equities sales & trading revenue was $1.1B, $0.9B and $1.0B for 1Q17, 4Q16 and 1Q16, respectively. See note D on slide 25. 2 Macro includes G10 FX, rates and commodities products. 3 See note E on slide 25 for definition of VaR. 64% 36% Credit / other Macro 63% 37% U.S. / Canada International 1Q17 Total FICC S&T Revenue Mix (excl. net DVA) 1 1Q17 Global Markets Revenue Mix (excl. net DVA) 1 2 Sales & Trading Revenue (excl. net DVA) ($B) 1 Average Trading-related Assets ($B) and VaR ($MM) 3 Business Leadership

All Other [1]

$ in millions	1Q17	Inc/(Dec) 4Q16	Inc/(Dec) 1Q16
Net interest income [2]	$91	$148	($39)
Noninterest income	(185)	29	(329)
Total revenue, net of interest expense [2]	(94)	177	(368)
Provision for credit losses	(26)	3	95
Noninterest expense	2,189	1,235	(193)
Pre-tax income (loss) [2]	(2,257)	(1,061)	(270)
Income tax expense (benefit) [2]	(1,423)	(322)	(534)
Net income (loss)	($834)	($739)	$264

Selected Revenue Items ($ in millions)	1Q17	4Q16	1Q16
Gains on sales of debt securities	$52	$0	$190
U.K. payment protection insurance provision [3]	0	(132)	0

- Net loss of $0.8B in 1Q17 improved $0.3B from 1Q16
- Revenue declined $0.4B from 1Q16, due to lower mortgage banking income and less gains on the sales of debt securities
- Provision benefit of $26MM declined from 1Q16, resulting in lower reserve releases in non-core consumer real estate loans
- Noninterest expense decreased from 1Q16, driven by lower litigation expense and a decline in non-core mortgage servicing costs
  - Annual retirement-eligible incentive costs are recorded in 1Q17 and 1Q16; allocated to the businesses throughout the year
- 1Q17 included a $0.2B tax benefit related to new accounting standards that went into effect in 2017 for the tax impact associated with stock based compensation [4]

[1] All Other consists of ALM activities, equity investments, the non-U.S. consumer credit card business, non-core mortgage loans and servicing activities, the net impact of periodic revisions to the MSR valuation model for both core and non-core MSRs and related economic hedge results and ineffectiveness, liquidating businesses, residual expense allocations and other. ALM activities encompass certain residential mortgages, debt securities, interest rate and foreign currency risk management activities, the impact of certain allocation methodologies and accounting hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture as well as Global Principal Investments which is comprised of a portfolio of equity, real estate and other alternative investments. In December 2016, Bank of America signed an agreement to sell its non-U.S. consumer credit card business to a third party. Subject to regulatory approval, this transaction is expected to close by mid-2017.

[2] FTE basis.

[3] In the U.K., we previously sold payment protection insurance through our international card services business to credit card and consumer loan customers.

[4] The new standards require such amounts to be reported in the income statement instead of shareholders' equity.

Bank of America

21

Key Takeaways 22 • Year-over-year improvement in all business segments • Generated positive operating leverage and improved efficiency • Continued to invest in the franchise • Solid deposit and loan growth driven by good customer activity • Asset quality remains strong • Positioned to benefit from higher interest rates • Focused on delivering responsible growth

Appendix

Regulatory Capital Reconciliations ($MM) [1, 2]

Regulatory Capital – Basel 3 transition to fully phased-in	1Q17	4Q16	1Q16
Common equity tier 1 capital (transition)	$167,351	$168,866	$162,732
Deferred tax assets arising from net operating loss and tax credit carryforwards phased in during transition	(1,594)	(3,318)	(3,764)
Accumulated OCI phased in during transition	(964)	(1,899)	(117)
Intangibles phased in during transition	(375)	(798)	(983)
Defined benefit pension fund assets phased in during transition	(175)	(341)	(381)
DVA related to liabilities and derivatives phased in during transition	128	276	76
Other adjustments and deductions phased in during transition	(38)	(57)	(54)
Common equity tier 1 capital (fully phased-in)	$164,333	$162,729	$157,509

Risk-weighted Assets – As reported to Basel 3 (fully phased-in)	1Q17	4Q16	1Q16
As reported risk-weighted assets	$1,516,708	$1,529,903	$1,586,993
Change in risk-weighted assets from reported to fully phased-in	(19,132)	(18,113)	(29,710)
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [3]	$1,497,576	$1,511,790	$1,557,283

Risk-weighted Assets – (fully phased-in)	1Q17	4Q16	1Q16
Basel 3 Standardized approach risk-weighted assets (fully phased-in)	$1,416,139	$1,417,115	$1,425,852
Change in risk-weighted assets for advanced models	81,437	94,675	131,431
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [3]	$1,497,576	$1,511,790	$1,557,283

Basel 3 Regulatory Capital Ratios	1Q17	4Q16	1Q16
As reported Common equity tier 1 (transition)	11.0 %	11.0 %	10.3 %
Standardized approach Common equity tier 1 (fully phased-in)	11.6	11.5	11.0
Advanced approaches Common equity tier 1 (fully phased-in) [3]	11.0	10.8	10.1

[1] Regulatory capital ratios are preliminary as of March 31, 2017. For important presentation information, see slide 27.
[2] Bank of America reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which is the Advanced approaches for the periods presented.
[3] Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal models methodology (IMM) for calculating counterparty credit risk regulatory capital for derivatives. As of March 31, 2017, we did not have regulatory approval of the IMM model.

Bank of America
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Notes

[A] Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

[B] Time to Required Funding (TTF) is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only the Global Liquidity Sources held at the BAC parent company and NB Holdings without the BAC parent company issuing debt or sourcing additional liquidity. We define unsecured contractual obligations for purposes of this metric as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation. Prior to the third quarter of 2016, the TTF metric incorporated only the GLS of the BAC parent company. Effective September 30, 2016, the TTF metric was expanded to include the GLS of NB Holdings, following changes in the Corporation's liquidity management practices, initiated in connection with the Corporation's resolution planning activities, that include maintaining at NB Holdings GLS previously held at the BAC parent company.

[C] The numerator of the SLR is quarter-end Basel 3 Tier 1 capital calculated on a fully phased-in basis. The denominator is total leverage exposure based on the daily average of the sum of on-balance sheet exposures less permitted Tier 1 deductions, as well as the simple average of certain off-balance sheet exposures, as of the end of each month in a quarter. Off-balance sheet exposures primarily include undrawn lending commitments, letters of credit, potential future derivative exposures and repo-style transactions.

[D] Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were ($130MM), ($101MM) and $154MM for 1Q17, 4Q16 and 1Q16, respectively. Net DVA gains (losses) included in FICC revenue were ($120MM), ($98MM) and $140MM for 1Q17, 4Q16 and 1Q16, respectively. Net DVA gains (losses) included in equities revenue were ($10MM), ($3MM) and $14MM for 1Q17, 4Q16 and 1Q16, respectively.

[E] VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $21MM, $19MM and $23MM for 1Q17, 4Q16 and 1Q16, respectively.

[F] In the first quarter of 2017, the Company reported an efficiency ratio of 67%, return on average assets of 0.88% and return on average tangible common shareholders' equity of 10.3%. Recorded in the first quarter was $1.4B of noninterest expense related to annual retirement eligible incentives and seasonally elevated payroll tax. Adjusting this annual expense to allocate evenly throughout the year (i.e. excluding 3/4ths of the cost, or $1.0B, from the first quarter noninterest expense) the efficiency ratio would have been 62%, return on average assets would have been 1.0% and return on average tangible common shareholders' equity would have been 11.8%. These represent non-GAAP financial measures. See reconciliation below.

$ in billions	Reported 1Q17	Adjustments	Adjusted 1Q17
Noninterest expense	$14.8	($1.0)	$13.8
Total revenue, net of interest expense	22.2		22.2
Efficiency ratio	67%		62%
Net income [1]	$4.9	$0.6	$5.5
Total average assets	2,231.4		2,231.4
Return on average assets	0.88%		1.00%
Net income applicable to common shareholders [1]	$4.4	$0.6	$5.0
Average tangible common shareholders' equity	171.7		171.7
Return on average tangible common shareholders' equity	10.3%		11.8%

[1] Adjustment assumes 38% corporate tax rate.

Bank of America
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Forward-Looking Statements 26 Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company's current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company's 2016 Annual Report on Form 10-K and in any of the Company's subsequent Securities and Exchange Commission filings: the Company's ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; the possibility that the Company could face increased servicing, securities, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, other parties involved in securitizations, monolines or private-label and other investors; the possibility that future representations and warranties losses may occur in excess of the Company's recorded liability and estimated range of possible loss for its representations and warranties exposures; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory proceedings, including the possibility that amounts may be in excess of the Company's recorded liability and estimated range of possible loss for litigation exposures; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company's exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, currency exchange rates and economic conditions; the impact on the Company’s business, financial condition and results of operations of a potential higher interest rate environment; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior and other uncertainties; the impact on the Company's business, financial condition and results of operations from a protracted period of lower oil prices or ongoing volatility with respect to oil prices; the Company’s ability to achieve its expense targets or net interest income or other projections; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company's assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements, including the approval of our internal models methodology for calculating counterparty credit risk for derivatives; the potential impact of total loss-absorbing capacity requirements; potential adverse changes to our global systemically important bank (G-SIB) surcharge; the impact of Federal Reserve actions on the Company's capital plans; the possible impact of the Company's failure to remediate shortcomings identified by banking regulators in the Company's Recovery and Resolution plan; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation (FDIC) assessments, the Volcker Rule, fiduciary standards and derivatives regulations; a failure in or breach of the Company's operational or security systems or infrastructure, or those of third parties, including as a result of cyberattacks; the impact on the Company's business, financial condition and results of operations from the planned exit of the United Kingdom (U.K.) from the European Union (EU); and other similar matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Company may present certain key performance indicators and ratios excluding certain items (e.g., DVA) which result in non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended March 31, 2017 and other earnings-related information available through the Bank of America Investor Relations web site at: http://investor.bankofamerica.com. • The Company views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis, are non-GAAP financial measures. The Company believes managing the business with net interest income on an FTE basis provides investors with a more accurate picture of the interest margin for comparative purposes. The Company believes that the presentation allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. The FTE adjustment was $197MM, $234MM, $228MM, $223MM and $215MM for 1Q17, 4Q16, 3Q16, 2Q16 and 1Q16, respectively. • The Company’s fully phased-in Basel 3 estimates and the supplementary leverage ratio are based on the Standardized and Advanced approaches under Basel 3 and supplementary leverage ratio final rules. Under the Basel 3 Advanced approaches, risk-weighted assets are determined primarily for market risk and credit risk, similar to the Standardized approach, but also incorporate operational risk and a credit valuation adjustment component. Market risk capital measurements are consistent with the Standardized approach, except for securitization exposures, where the Supervisory Formula Approach is also permitted. Credit risk exposures are measured using internal ratings-based models to determine the applicable risk weight by estimating the probability of default, loss given default and, in certain instances, exposure at default. The internal analytical models primarily rely on internal historical default and loss experience. The calculations under Basel 3 require management to make estimates, assumptions and interpretations, including the probability of future events based on historical experience. Actual results could differ from those estimates and assumptions. These Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal models methodology (IMM) for calculating counterparty credit risk regulatory capital for derivatives. As of March 31, 2017, we did not have regulatory approval of the IMM model. Our estimates under the Basel 3 Advanced approaches may be refined over time as a result of further rulemaking or clarification by U.S. banking regulators. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk- based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile and strategic plans. As a result of this process, in the first quarter of 2017, the Company adjusted the amount of capital being allocated to its business segments. Important Presentation Information 27